UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 9, 2015

Identiv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

39300 Civic Center Drive, Suite 140 Fremont, California		94538
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 250-8888

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) On September 9, 2015 (the “Transition Date”), the Board of Directors (the “Board”) of Identiv, Inc. (the “Company”) appointed Steven Humphreys as the Chief Executive Officer of the Company, as described below, replacing Jason Hart. Mr. Hart continues to serve as President. Pursuant to a letter agreement dated September 14, 2015 and effective as of the Transition Date (the “Hart Agreement”), Mr. Hart will continue to receive an annual base salary of $350,000; and will be eligible to receive sales commissions of up to 100% of his base salary; and will be eligible for performance-based compensation of up to 50% of his base salary. Mr. Hart is also eligible to participate in the Company’s employee benefits programs, will have the use of a company car and be reimbursed up to $10,000 annually for costs incurred with his personal use of a financial advisor.

As of the Transition Date, Mr. Hart’s responsibilities as principal executive officer were assumed by Mr. Humphreys, as disclosed below. Mr. Hart will continue to serve as a director, but will not receive additional compensation for his service on the Board.

Pursuant to the Hart Agreement, Mr. Hart is also entitled to severance benefits. If he is terminated without Cause other than in connection with a Change in Control of the Company (as each term is defined in such Agreement), he is entitled to 12 months of his base salary and benefits and 100% of bonuses or actual commissions paid in the prior 12 months. If he is terminated without Cause or leaves for Good Reason following a Change in Control of the Company, he is entitled to 12 months of base salary and benefits, 100% of bonuses or actual commissions paid in the prior 12 months and well as full acceleration of his equity vesting schedule for awards granted prior to December 31, 2016.

The preceding description of the Hart Agreement is qualified in its entirety by reference to such Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The Board’s appointment of a new Chief Executive Officer is also described in the Press Release, attached as Exhibit 99.1 to this Current Report on Form 8-K.

(c) Steven Humphreys has been appointed Chief Executive Officer of the Company, effective as of the Transition Date. As of the Transition Date, Mr. Humphreys will continue to serve as a director, but will no longer serve as the Chairman of the Board or on the Audit or Nominating Committees, or receive additional compensation for his service on the Board. Pursuant to a letter agreement with Mr. Humphreys dated September 14, 2015 and effective as of the Transition Date (the “Humphreys Agreement”), Mr. Humphreys will receive an annual base salary of $350,000, with a target annual performance bonus of 100% of his base salary. Additionally, Mr. Humphreys was granted an option to purchase 444,460 shares of common stock at an exercise price of $4.36 per share (the “Option”), the closing price of the Company’s common stock on September 9, 2015, under the Company’s 2011 Incentive Compensation Plan (the “Plan”), which award is subject to stockholder approval of an amendment to the Plan to increase the number of shares reserved for issuance, among other things. The Option vests as to 25% of the underlying shares on the first anniversary of the date of grant, and then monthly over the following three years. In addition, the Board has agreed to grant Mr. Humphreys a restricted stock unit (“RSU”) award for 302,657 shares of the Company’s common stock, which award is contingent upon stockholder approval of an amendment to the Plan to increase the number of shares reserved for issuance, among other things.

Pursuant to the Humphreys Agreement, Mr. Humphreys is also entitled to severance benefits. If he is terminated without Cause or leaves for Good Reason (as each term is defined in such Agreement), he is entitled to 12 months of his base salary and benefits, as well as 12-month acceleration of his equity vesting schedule. In the event he is terminated without Cause or leaves for Good Reason within 12 months following a Change in Control of the Company, he is entitled to full acceleration of his equity awards with time-based vesting.

As an employee, Mr. Humphreys is also eligible to participate in the Company’s employee benefits plans.

The preceding description of the Humphreys Agreement is qualified in its entirety by reference to such Agreement, filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference. The Board’s appointment of a new Chief Executive Officer is also described in the Press Release, attached as Exhibit 99.1 to this Current Report on Form 8-K.

Steven Humphreys has served as a director of the Company since July 1996. He is 54 years old, and served as Chairman of the Board and on the Audit and Nominating Committees until the Transition Date. Mr. Humphreys previously served on the Strategic Committee of the Board. Previously, he also served as Lead Director from May 2010 until April 2013 and as Chairman of the Board of Directors from April 2000 to March 2007 and from July 1996 to December 1996. Mr. Humphreys also previously served as an executive officer of the Company, as President from July 1996 to December 1996 and as President and Chief Executive Officer from December 1996 to April 2000. From November 2011 through 2014, Mr. Humphreys served as chief executive officer of Flywheel Software, Inc., a privately-held location-based mobile solutions company. From October 2008 until its acquisition by SMSC in February 2010, Mr. Humphreys served as Chief Executive Officer and President of Kleer Corporation, a maker of wire-less audio technology. From October 2001 to October 2003, he served as Chairman of the Board and Chief Executive Officer of ActivCard Corporation (now ActivIdentity), a publicly-listed company until December 2010 and a provider of digital identity solutions, for which he also served as a director from March 2008 until December 2010. Earlier, Mr. Humphreys was President of Caere Corporation, an optical character recognition software and systems company. Prior to Caere, he spent ten years with General Electric Company in a variety of positions. Currently he serves on the board of a charter school organization and on the boards of two privately-held companies. Mr. Humphreys holds a B.S. degree from Yale University and M.S. and M.B.A. degrees from Stanford University. There are no family relationships among any of the Company’s directors or executive officers.

In connection with Mr. Humphreys’ service as a member of the Board, he received the following compensation since the beginning the Company’s last fiscal year until the Transition Date:

Fiscal Year	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (1)	Total
2014 (2)	$16,000	$256,240	$8,307	$232,824
2015 through Transition Date(3)	$71,233	$—	$—	$71,233

(1)	The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation (“ASC 718”). The assumptions used in determining grant date fair value of these awards are set forth in Note 4 to the Company’s Consolidated Financial Statements appearing in its Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2014.
(2)	Cash amounts reflect payment of $12,500 for Mr. Humphreys’ service as a director, $2,500 for his service on the Audit Committee and $1,000 for his service on the Nominating Committee for the first and second quarters of 2014. At Mr. Humphreys’ election, 100% of his annual retainer and equity grant for his service as the Chairman of the Board of Directors is represented by RSUs. The annual retainer and equity grant RSU awards vest quarterly.

Award	Chairman of the Board Fees	20% Uplift	Number of Shares	Price per Share or Fair Value
Annual Retainer	$31,250	$6,250	2,741	$13.68
Annual Equity Grant	$218,750	—	15,990	$13.68

During 2014, Mr. Humphreys received 500 fully vested options for his service on the Strategic Committee and an annual award of 2,000 options which vest monthly over one year. At December 31, 2014, Mr. Humphreys held options to purchase 18,200 shares of common stock, of which 15,530 were exercisable, and 9,366 unvested RSUs.

(3)	Cash amounts reflect earned amounts of $49,315 for Mr. Humphreys’ service as Chairman of the Board, $10,959 for his service on the Audit Committee and $10,959 for his service on the Nominating Committee for the period from June 1, 2015 until the Transition Date.

At September 14, 2015, Mr. Humphreys held options to purchase 17,200 shares of common stock, of which 16,063 were exercisable and 4,683 vested but unreleased RSUs.

(e) The compensatory arrangements with Jason Hart and Steven Humphreys described under Items 5.02(b) and (c) of this Current Report on Form 8-K are incorporated into this Item 5.02(e) by reference.

Item 8.01 Other Events

Board Composition

On September 9, 2015, and in connection with Mr. Humphreys’ appointment as Chief Executive Officer of the Company, as described in Item 5.02 above, the Board appointed Daniel S. Wenzel to serve on the Audit Committee. In addition, Mr. Ousley was elected as Chairman of the Board, replacing Mr. Humphreys.

As previously disclosed, Mr. Alazem has advised the Board that he is not standing for re-election to the Board, and his service on the Board will end on the date of the Company’s next annual meeting of stockholders.

Board Compensation

On September 9, 2015, the Board approved a new compensation structure for non-employee directors effective for a one-year period commencing as of June 1, 2015. Each non-employee director is eligible to receive cash compensation, payable monthly, as detailed below. However, a director may elect to receive, in lieu of cash, RSUs under the Plan. Annual compensation for each eligible director potentially includes:

•	an annual retainer of $100,000 paid in cash or, at each directors election, $115,000 paid in equity awards (representing 115% of the annual cash retainer). For the Chairman of the Board or Lead Independent Director, an annual retainer of $180,000 paid in cash, or, at the Chairman or Lead Independent Director’s election, $207,000 paid in RSUs (representing 115% of the annual cash retainer);

•	an additional annual retainer of $40,000 for service on each committee of the Board of Directors paid in cash, or, at each committee member’s election, $46,000 paid in equity awards (representing 115% of the annual cash retainer), except for the Chairman of the Audit Committee, who is eligible to receive an annual cash retainer of $65,000, or, at the Chairman’s election, $74,750 paid in RSUs (representing 115% of the annual cash retainer); and

•	for 2015 only, and in lieu of the regular committee compensation, a one-time retainer of $20,000 for service on the Special Committee of the Board paid in cash, or, at each committee member’s election, $23,000 paid in equity awards (representing 115% of the annual cash retainer), except for the Chairman of the Special Committee, who is eligible to receive an annual cash retainer of $50,000, or, at the Chairman’s election, $57,500 paid in RSUs (representing 115% of the annual cash retainer).

Mr. Alazem’s compensation for service on the Board and committees of the Board will be prorated based on the duration of his service on the Board from June 1, 2015 through the date of the Company’s next annual meeting of stockholders. Mr. Humphreys’ compensation for service on the Board and committees of the Board will be prorated from June 1, 2015 until the Transition Date.

Furthermore, the Company reimburses its non-employee directors for all reasonable out of pocket expenses incurred in the performance of their duties as directors, which in practice primarily consist of travel expenses associated with Board of Directors or committee meetings or with committee assignments.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit No.	Description

10.1	Letter Agreement dated September 14, 2015 between Identiv, Inc. and Jason Hart.

10.2	Letter Agreement dated September 14, 2015 between Identiv, Inc. and Steven Humphreys.

99.1	Press Release issued by Identiv, Inc. dated September 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

September 16, 2015	By:	/s/ Brian Nelson
Brian Nelson
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement dated September 14, 2015 between Identiv, Inc. and Jason Hart.

10.2	Letter Agreement dated September 14, 2015 between Identiv, Inc. and Steven Humphreys.

99.1	Press Release issued by Identiv, Inc. dated September 10, 2015.